Exhibit 99


          FOR IMMEDIATE RELEASE



                  NUI CORPORATION'S ANNUAL MEETING MOVES TO JANUARY



          Bedminster, NJ September 29, 1997 -- NUI Corporation (NYSE:NUI)

          announced that the Board of Directors approved an amendment to the By-Laws of the Corporation changing the date of the

          Corporation's Annual Meeting to the fourth Tuesday in the Month of January.  Previously the date had been the second Tuesday in the Month of March.



          Accordingly, the next Annual Meeting is scheduled for Tuesday,

          January 27, 1998.



          NUI Corporation is a multi-state energy sales, services, and distribution company based in Bedminster, New Jersey.  NUI's natural gas utility operations include Elizabethtown Gas Company

          (NJ), City Gas Company of Florida, North Carolina Gas Service,

          Elkton Gas Service (MD), Valley Cities Gas Service (PA), and

          Waverly Gas Service (NY).  NUI's other affiliates include NUI

          Energy (a retail marketer of natural gas and related services),

          NUI Energy Brokers (a wholesale trader of natural gas and

          electricity), NUI Environmental Group (an environmental project development subsidiary), TIC Enterprises, LLC (a sales and marketing outsource company) and Utility Business Services (a provider of customer information systems and services).





          Contact: Linda S. Lennox  (908) 719-4222